Exhibit 10.1

KEROS THERAPEUTICS, INC.
99 Hayden Avenue, Suite 120, Building E
Lexington, Massachusetts 02421

July 30, 2021
Claudia Ordonez
[***]

Re:    Separation and Release Agreement
Dear Claudia:
This letter sets forth the substance of the separation and release agreement (the “Agreement”) which Keros Therapeutics, Inc. (the “Company”) is offering to you to aid in your employment transition.
1.Separation. Your last day of work with the Company and your employment termination date will be July 30, 2021 (the “Separation Date”).
2.Accrued Salary and Vacation. On the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You will receive these payments regardless of whether or not you sign this Agreement.
3.Severance Benefits. If you execute and do not revoke this Agreement, the Company will provide you with the following Severance Benefits:
(a)The Company will make severance payments to you in the form of continuation of your base salary in effect on the Separation Date for nine (9) months following the Separation Date. These payments will be subject to standard payroll deductions and withholdings and will be made on the Company’s ordinary payroll dates, beginning with the first such date which occurs at least eight (8) business days following the “Effective Date” as defined below, provided the Company has received the executed Agreement from you on or before that date.
(b)If you are eligible for and timely elect to continue your health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or the state equivalent, the Company will reimburse you for the cost of COBRA premiums for you and your eligible dependents, if any, until the earlier of (A) nine (9) months from Separation Date, (B) the expiration of your eligibility for the continuation coverage under COBRA, or (C) such time as

Claudia Ordonez
July 30, 2021

you become employed by another employer or self-employed through which you are eligible for health insurance (thereafter, you will be responsible for all COBRA premium payments, if any). To receive this reimbursement, you will be required to remit timely payment to the Company’s COBRA provider and present proof of payment within 10 days, and the Company will process the reimbursement to you in accordance its ordinary expense reimbursement practices.
(c)The Company will provide accelerated vesting of your Options (as defined below), according to the terms of Section 5 of this Agreement.
(d) The Company will reimburse the reasonable and documented costs of an outplacement service used by you (up to $6,000 per full or partial calendar year) for a period not to exceed one year following the Separation Date. If you choose not to use such outplacement services, no compensation will be paid to you in lieu thereof.
(e)    The Company will offer you the Consulting Agreement attached as Exhibit A (the “Consulting Agreement”). If you execute the Consulting Agreement on the Separation Date, you will begin your consulting relationship effective immediately.
The Company is offering severance to you in reliance on Treasury Regulation Section 1.409A-1(b)(9) and the short term deferral exemption in Treasury Regulation Section 1.409A-1(b)(4). Any payments made in reliance on Treasury Regulation Section 1.409A-1(b)(4) will be made not later than March 15, 2022. For purposes of Code Section 409A, your right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.
4.Benefit Plans.
If you are currently participating in the Company’s group health insurance plans, your participation as an employee will end on the last day of the month in which separation occurs. Thereafter, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.
Your participation in Employer-Sponsored Group Life Insurance and Short and Long Term Disability Insurance will cease as of July 31, 2021; however, you may elect to convert your Employer-Sponsored Group Life Insurance by contacting Sun Life Financial, Group Conversion, on or before August 31, 2021.
Deductions for the 401(k) Plan will end with your last regular paycheck. You will receive information by mail concerning 401(k) plan rollover procedures should you be a participant in this program.

Claudia Ordonez
July 30, 2021

You have the right to continue your current Health Care Spending Account if you are participating in this program. Enclosed is the information concerning how to continue this benefit. Dependent Care Spending Accounts cannot be continued. Your last full Spending Account payroll deductions will be processed in the July 31, 2021 pay period. Unless you elect to continue your Health Care Spending Account, you will only be eligible to claim expenses that you incurred prior to October 15, 2021.
You may be eligible for unemployment insurance benefits after the Separation Date. The Massachusetts Department of Unemployment Assistance, not the Company, will determine your eligibility for such benefits. Exhibit B provides information concerning how to file for unemployment insurance benefits.
5.Stock Options. You were granted (i) an option to purchase 103,211 shares of the Company’s common stock on September 19, 2019 (the “September 2019 Option”) pursuant to the terms of the Company’s 2017 Stock Incentive Plan, as amended (the “2017 Plan”) and the applicable award agreement thereunder (the “2017 Option Agreement”); (ii) an option to purchase 18,430 shares of the Company’s common stock on April 7, 2020 (the “April 2020 Option”) pursuant to the terms of the Company’s 2020 Equity Incentive Plan (the “2020 Plan,” and together with the 2017 Plan, the “Plans”) and the applicable award agreement thereunder (the “2020A Option Agreement”); and (iii) an option to purchase 42,250 shares of the Company’s common stock on January 10, 2021 (the “January 2021 Option,” and together with the September 2019 Option and the April 2020 Option, the “Options”), pursuant to the terms of the 2020 Plan and the applicable award agreement thereunder (the “2020B Option Agreement,” and together with the 2017 Option Agreement and 2020A Option Agreement, the “Option Agreements”).  The parties hereby acknowledge and agree that, as of the Separation Date, 45,154 shares subject to the September 2019 Option have vested, 5,759 shares subject to the April 2020 Option have vested, and no shares subject to the January 2021 Option have vested.  Under the terms of the Option Agreements, the vesting of the Options will cease as of the Separation Date. However, if you timely return and do not revoke this fully signed Agreement to the Company, then the Company will amend your Options to provide for the acceleration of an additional (i) 6,451 shares subject to the September 2019 Option; and (ii) 1,152 shares subject to the April 2020 Option.  Your Options shall continue to be governed by the terms of the applicable Option Agreement and the applicable Plan provided however, you acknowledge that this Section 5 sets forth the full agreement between the parties as to the treatment of your Options as of the Separation Date.  You acknowledge, understand, and agree that you have no right, title or interest in or to any other stock option award or other equity or equity-like incentive compensation award from or with respect to the Company. Except as expressly provided in this Section or in the Consulting Agreement attached as Exhibit A, you acknowledge that the unvested portion of the Options may not be exercised, and will expire and terminate in accordance with the terms of the applicable Plan and your Stock Option Grant Notice and Option Agreement.
6.Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date.

Claudia Ordonez
July 30, 2021

7.Expense Reimbursements. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for reasonable business expenses pursuant to its regular business practice.
8.Return of Company Property. By September 15, 2021, you agree to return to the Company all Company documents (and all copies thereof) and other Company property that you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). Please coordinate return of Company property with Robin Wagner, Head of Human Resources. Continued receipt of the severance benefits described in Section 3 of this Agreement is expressly conditioned upon return of all Company Property by September 15, 2021.
9.Confidential Information and Post-Termination Obligations. Both during and after your employment you acknowledge your continuing obligations under your Employee Confidential Information and Invention Assignment Agreement (“Confidentiality Agreement”) not to use or disclose any confidential or proprietary information of the Company and to refrain from certain solicitation activities. The Company is not electing to enforce the Non-Compete provision contained in Section 6 of your CIIA, but all other provisions contained in your CIIA remain in full force and effect. A copy of your CIIA is attached hereto as Exhibit C. If you have any doubts as to the scope of the restrictions in your agreement, you should contact Esther Cho, Head of Legal immediately to assess your compliance. As you know, the Company will enforce its contract rights. Please familiarize yourself with the enclosed agreement which you signed. Confidential information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding, if you: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order.
10.Non-Compete. In exchange for the payments and other consideration under this Agreement, to which you would not otherwise be entitled, you agree that during the one year period after the Separation Date, you will not, whether paid or not: (i) serve as a partner, principal, licensor, licensee, employee, consultant, officer, director, manager, agent, affiliate, representative, advisor, promoter, associate, investor, or otherwise for, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design,

Claudia Ordonez
July 30, 2021

finance, acquire, lease, operate, manage, control, invest in, work or consult for or otherwise join, participate in or affiliate yourself with, any business whose business, products or operations are in any respect involved in Conflicting Services (defined below) anywhere in the Restricted Territory (defined below). Should you obtain other employment within 12 months immediately following the Separation Date, you agree to provide written notification to the Company as to the name and address of your new employer, the position that you expect to hold, and a general description of your duties and responsibilities, at least three business days prior to starting such employment.
a)The parties agree that for purposes of this Agreement, “Conflicting Services” means any business involved with or working in the Transforming Growth Factor-Beta space in which the Company is engaged, or in which the Company has plans to be engaged, or any service related to the Transforming Growth Factor-Beta superfamily that the Company provides or has plans to provide.
b)The parties further agree that for purposes of this Agreement, “Restricted Territory” means the geographic areas in which you provided services for the Company or had a material presence or influence, during any time within the last two years prior to the Separation Date.
11.Confidentiality. The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) you may disclose this Agreement in confidence to your attorney, accountant, auditor, tax preparer, and financial advisor; and (c) you may disclose this Agreement insofar as such disclosure may be required by law. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.
12.Mutual Non-Disparagement. Both you and the Company agree not to disparage the other party, and the other party’s officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company will respond accurately and fully to any question, inquiry or request for information when required by legal process. You further agree that, by no later than the Effective Date, you shall delete or otherwise remove any and all disparaging public comments or statements that you made prior to the Effective Date about or relating to the Company, including, but not limited to, comments in online forums or on websites (including, but not limited to, Facebook, Glassdoor, Yelp, and LinkedIn). The Company’s obligations under this Section are limited to Company representatives with knowledge of this provision. Notwithstanding the foregoing, nothing in this Agreement shall limit your right to voluntarily communicate with the Equal Employment Opportunity Commission, United States Department

Claudia Ordonez
July 30, 2021

of Labor, the National Labor Relations Board, the Securities and Exchange Commission, other federal government agency or similar state or local agency or to discuss the terms and conditions of your employment with others to the extent expressly permitted by Section 7 of the National Labor Relations Act.
13.Cooperation after Termination. During the time that you are receiving payments under this Agreement, you agree to cooperate fully with the Company in all matters relating to the transition of your work and responsibilities on behalf of the Company, including, but not limited to, any present, prior or subsequent relationships and the orderly transfer of any such work and institutional knowledge to such other persons as may be designated by the Company, by making yourself reasonably available during regular business hours.
14.Release. In exchange for the payments and other consideration under this Agreement, to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you, on behalf of yourself and, to the extent permitted by law, on behalf of your spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on your behalf (collectively, the “Employee Parties”), hereby generally and completely release, acquit and forever discharge the Company, its parents and subsidiaries, and its and their officers, directors, managers, partners, agents, representatives, employees, attorneys, shareholders, predecessors, successors, assigns, insurers and affiliates (the “Company Parties”) of and from any and all claims, liabilities, demands, contentions, actions, causes of action, suits, costs, expenses, attorneys’ fees, damages, indemnities, debts, judgments, levies, executions and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action; tort law; or contract law (individually a “Claim” and collectively “Claims”). The Claims you are releasing and waiving in this Agreement include, but are not limited to, any and all Claims that any of the Company Parties:
•    has violated its personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing;
•    has discriminated against you on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category in violation of any local, state or federal law, constitution, ordinance, or regulation, including but not limited to: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866

Claudia Ordonez
July 30, 2021

(42 U.S.C. 1981), the Civil Rights Act of 1991, the Genetic Information Nondiscrimination Act, Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination against  the disabled, the Age Discrimination in Employment Act (ADEA), which prohibits discrimination based on age, the Older Workers Benefit Protection Act, the National Labor Relations Act, the Lily Ledbetter Fair Pay Act, the anti-retaliation provisions of the Sarbanes-Oxley Act, or any other federal or state law regarding whistleblower retaliation; the Massachusetts Fair Employment Practices Act (M.G.L. c. 151B), the Massachusetts Equal Rights Act, the Massachusetts Equal Pay Act, the Massachusetts Privacy Statute, the Massachusetts Sick Leave Law, the Massachusetts Civil Rights Act, all as amended, and any and all other federal, state or local laws, rules, regulations, constitutions, ordinances or public policies, whether known or unknown, prohibiting employment discrimination;
•    has violated any employment statutes, such as the WARN Act, which requires that advance notice be given of certain workforce reductions; the Employee Retirement Income Security Act of 1974 (ERISA) which, among other things, protects employee benefits; the Fair Labor Standards Act of 1938, which regulates wage and hour matters; the National Labor Relations Act, which protects forms of concerted activity; the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; the Fair Credit Reporting Act, the Employee Polygraph Protection Act, the Massachusetts Payment of Wages Act (M.G.L. c. 149 sections 148 and 150), the Massachusetts Overtime regulations (M.G.L. c. 151 sections 1A and 1B), the Massachusetts Meal Break regulations (M.G.L. c. 149 sections 100 and 101), all as amended, and any and all other federal, state or local laws, rules, regulations, constitutions, ordinances or public policies, whether known or unknown relating to employment laws, such as veterans’ reemployment rights laws;
•    has violated any other laws, such as federal, state, or local laws providing workers’ compensation benefits, restricting an employer’s right to terminate employees, or otherwise regulating employment; any federal, state or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; any other federal, state or local laws providing recourse for alleged wrongful discharge, retaliatory discharge, negligent hiring, retention, or supervision, physical or personal injury, emotional distress, assault, battery, false imprisonment, fraud, negligent misrepresentation, defamation, intentional or negligent infliction of emotional distress and/or mental anguish, intentional interference with contract, negligence, detrimental reliance, loss of consortium to you or any member of your family, whistleblowing, and similar or related claims.

Claudia Ordonez
July 30, 2021

Notwithstanding the foregoing, other than events expressly contemplated by this Agreement you do not waive or release rights or Claims that may arise from events that occur after the date this waiver is executed or your right to enforce this Agreement and you are not releasing any right of indemnification you may have for any liabilities arising from your actions within the course and scope of your employment with the Company. Also excluded from this Agreement are any Claims which cannot be waived by law, including, without limitation, any rights you may have under applicable workers’ compensation laws and your right, if applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. Nothing in this Agreement shall prevent you from filing, cooperating with, or participating in any proceeding or investigation before the Equal Employment Opportunity Commission, United States Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal government agency, or similar state or local agency (“Government Agencies”), or exercising any rights pursuant to Section 7 of the National Labor Relations Act. You further understand this Agreement does not limit your ability to voluntarily communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to the Securities and Exchange Commission, you understand and agree that, you are otherwise waiving, to the fullest extent permitted by law, any and all rights you may have to individual relief based on any Claims that you have released and any rights you have waived by signing this Agreement. If any Claim is not subject to release, to the extent permitted by law, you waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a Claim in which any of the Company Parties is a party. This Agreement does not abrogate your existing rights under any Company benefit plan or any plan or agreement related to equity ownership in the Company; however, it does waive, release and forever discharge Claims existing as of the date you execute this Agreement pursuant to any such plan or agreement.
15.Your Acknowledgments and Affirmations/ Effective Date of Agreement. You acknowledge that you are knowingly and voluntarily waiving and releasing any and all rights you may have under the ADEA, as amended. You also acknowledge and agree that (i) the consideration given to you in exchange for the waiver and release in this Agreement is in addition to anything of value to which you were already entitled, and (ii) that you have been paid for all time worked, have received all the leave, leaves of absence and leave benefits and protections for which you are eligible, and have not suffered any on-the-job injury for which you have not already filed a Claim. You affirm that all of the decisions of the Company Parties regarding your pay and benefits through the date of your execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. You affirm that you have not filed or caused to be filed, and are not presently a party to, a Claim against any of the Company Parties. You further affirm that you have no known workplace injuries or occupational diseases. You acknowledge and affirm that you have not been retaliated against for reporting any allegation of corporate fraud or other

Claudia Ordonez
July 30, 2021

wrongdoing by any of the Company Parties, or for exercising any rights protected by law, including any rights protected by the Fair Labor Standards Act, the Family Medical Leave Act or any related statute or local leave or disability accommodation laws, or any applicable state workers’ compensation law. You further acknowledge and affirm that you have been advised by this writing that: (a) your waiver and release do not apply to any rights or Claims that may arise after the execution date of this Agreement; (b) you have been advised hereby that you have the right to consult with an attorney prior to executing this Agreement; (c) you have been given twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier and if you do you will sign the Consideration Period waiver below); (d) you have seven (7) business days following your execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired unexercised (the "Effective Date"), which shall be the eighth business day after this Agreement is executed by you.
16.No Admission. This Agreement does not constitute an admission by the Company of any wrongful action or violation of any federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.
17.Breach. You agree that upon any breach of this Agreement you will forfeit all amounts paid or owing to you under this Agreement. Further, you acknowledge that it may be impossible to assess the damages caused by your violation of the terms of Sections 8, 9, 10 and 11 of this Agreement and further agree that any threatened or actual violation or breach of those Sections of this Agreement will constitute immediate and irreparable injury to the Company. You therefore agree that any such breach of this Agreement is a material breach of this Agreement, and, in addition to any and all other damages and remedies available to the Company upon your breach of this Agreement, the Company shall be entitled to an injunction to prevent you from violating or breaching this Agreement. You agree that if the Company is successful in whole or part in any legal or equitable action against you under this Agreement, you agree to pay all of the costs, including reasonable attorneys’ fees, incurred by the Company in enforcing the terms of this Agreement.
18.Miscellaneous. This Agreement, including any exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the

Claudia Ordonez
July 30, 2021

Commonwealth of Massachusetts as applied to contracts made and to be performed entirely within Massachusetts.
If this Agreement is acceptable to you, please sign below and return the original to me on or after your Separation Date, but no later than the date that is twenty-one (21) days after you receive this Agreement. This offer will expire if we have not received your executed copy by that date.
I wish you good luck in your future endeavors.
Sincerely,
Keros Therapeutics, Inc.
By: /s/ Jasbir Seehra______________________
Jasbir Seehra
    CEO
Agreed to and Accepted:
/s/ Claudia Ordonez_______________________
Claudia Ordonez

Exhibit A – Consulting Agreement
Exhibit B – How to File for Unemployment Insurance Benefits (Form 0590A)
Exhibit C – Employee Confidential Information and Invention Assignment Agreement

Claudia Ordonez
July 30, 2021

CONSIDERATION PERIOD
I, Claudia Ordonez, understand that I have the right to take at least 21 days to consider whether to sign this Agreement, which I received on July 30, 2021. If I elect to sign this Agreement before 21 days have passed, I understand I am to sign and date below this paragraph to confirm that I knowingly and voluntarily agree to waive the 21-day consideration period.
Agreed:
/s/ Claudia Ordonez
Signature
7/30/2021 _______________________________
Date

Exhibit A
KEROS THERAPEUTICS, INC.
CONSULTING AGREEMENT
Effective Date: July 30, 2021
This Consulting Agreement (the “Agreement”) is made as of the Effective Date set forth above by and between Keros Therapeutics, Inc., a Delaware corporation (“Client”) and the consultant named on the signature page hereto (“Consultant”).
RECITALS
WHEREAS the parties desire for the Client to engage Consultant to perform the services described herein and for Consultant to provide such services on the terms and conditions described herein; and
WHEREAS, the parties desire to use Consultant’s independent skill and expertise pursuant to this Agreement as an independent contractor;
NOW THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.Engagement of Services. Consultant agrees to provide consulting services to include, among other things, transition services and other services upon request of the Chief Executive Officer (“CEO”) of the Client. Those services shall initially include, but not be limited to, transitional services. Consultant agrees to exercise the highest degree of professionalism and utilize her expertise and creative talents in performing these services. Consultant agrees to make herself available to perform such consulting services throughout the Consulting Period, for no more than ten (10) hours per week throughout the Consulting Period, and to be reasonably available to meet with the Client at its offices or otherwise.
2.Compensation.
a.In consideration for the services rendered for the entirety of the Consulting Agreement pursuant to this Agreement, Client will pay Consultant a fixed fee of $5,000, subject to Consultant’s continued compliance with Consultant’s obligations under this Agreement and the Separation Agreement (as defined below). The Client will pay the amount due the Consultant on September 15, 2021.
b.As further consideration for the services rendered pursuant to this Agreement, Client agrees to amend Consultant’s Options to extend the time period within which Consultant may exercise any vested shares following the Separation Date by an additional three (3) months (for a total time period of six (6) months). Except as expressly provided in this Section and in the Separation and Release Agreement entered into by the Consultant and the Client dated July 30, 2021 (the “Separation Agreement”), all matters of vesting and exercisability of Consultant’s options shall be as governed by the terms of the Client’s 2017 Stock Incentive Plan, as amended (the “2017 Plan”) and the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), as applicable, and the terms of any equity plan or award agreement. For clarity, vesting of Consultant’s Options shall continue to cease as of the Separation Date. Any capitalized terms not defined herein shall have the meanings set forth in the Separation Agreement.
3.Ownership of Work Product. Consultant hereby irrevocably assigns, grants and conveys to Client all right, title and interest now existing or that may exist in the future in and to any document, development, work product, know-how, design, processes, invention, technique, trade secret, or idea, and all intellectual property rights related thereto, that is created by Consultant, to which Consultant contributes, or which relates to Consultant’s services provided pursuant to this Agreement (the “Work Product”), including all copyrights, trademarks and other intellectual property rights (including but not limited to patent rights) relating thereto. Consultant agrees that any and all Work Product shall be and remain the property of Client. Consultant will immediately disclose to the Client all Work Product. Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Consultant does not, for any reason, execute such documents within a reasonable time of Client’s request, Consultant hereby irrevocably appoints Client as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest. Consultant shall not attempt to register any works created by Consultant pursuant to this Agreement at the U.S. Copyright Office, the U.S. Patent & Trademark Office, or any foreign copyright, patent, or trademark registry. Consultant retains no rights in the Work Product and agrees not to challenge Client’s ownership of the rights embodied in the Work Product. Consultant further agrees to assist Client in every proper way to enforce Client’s rights relating to the Work Product in any and all countries, including, but not limited to, executing, verifying and delivering such documents and performing such other acts (including appearing as a witness) as Client may reasonably request for use in obtaining, perfecting, evidencing, sustaining and enforcing Client’s rights relating to the Work Product.
4.Artist’s, Moral, and Other Rights. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product which cannot be assigned (the “Non-Assignable Rights”), Consultant agrees to waive enforcement worldwide of such rights against Client. In the event that Consultant has any such rights that cannot be assigned or waived Consultant hereby grants to Client a royalty-free, paid-up, exclusive, worldwide, irrevocable, perpetual license under the Non-Assignable Rights to (i) use, make, sell, offer to sell, have made, and further sublicense the Work Product, and (ii) reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed.
5.Representations and Warranties. Consultant represents and warrants that: (a) Consultant has the full right and authority to enter into this Agreement and perform her obligations hereunder; (b) Consultant has the right and unrestricted ability to assign the Work Product to Client as set forth in Sections 3 and 4 (including without limitation the right to assign any Work Product created by Consultant’s employees or contractors); (c) the Work Product has not heretofore been published in its entirety; and (d) the Work Product will not infringe upon any copyright, patent, trademark, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law. Consultant agrees to indemnify Client from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 5.
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6.Independent Contractor Relationship. Consultant is an independent contractor and not an employee of the Client. Nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. The manner and means by which Consultant chooses to complete the consulting services are in Consultant’s sole discretion and control. In completing the consulting services, Consultant agrees to provide her own equipment, tools and other materials at her own expense. Consultant is not authorized to represent that she is an agent, employee, or legal representative of the Client. Consultant is not authorized to make any representation, contract, or commitment on behalf of Client or incur any liabilities or obligations of any kind in the name of or on behalf of the Client. Consultant shall be free at all times to arrange the time and manner of performance of the consulting services. Consultant is not required to maintain any schedule of duties or assignments. Consultant is also not required to provide reports to the Client. In addition to all other obligations contained herein, Consultant agrees: (a) to proceed with diligence and promptness and hereby warrants that such services shall be performed in accordance with the highest professional standards in the field to the satisfaction of the Client; and (b) to comply, at Consultant’s own expense, with the provisions of all state, local, and federal laws, regulations, ordinances, requirements and codes which are applicable to the performance of the services hereunder.
7.Consultant’s Responsibilities. As an independent contractor, the mode, manner, method and means used by Consultant in the performance of services shall be of Consultant’s selection and under the sole control and direction of Consultant. Consultant shall be responsible for all risks incurred in the operation of Consultant’s business and shall enjoy all the benefits thereof. Any persons employed by or subcontracting with Consultant to perform any part of Consultant’s obligations hereunder shall be under the sole control and direction of Consultant and Consultant shall be solely responsible for all liabilities and expenses thereof. The Client shall have no right or authority with respect to the selection, control, direction, or compensation of such persons.
8.Tax Treatment. Consultant and the Client agree that the Client will treat Consultant as an independent contractor for purposes of all tax laws (local, state and federal) and file forms consistent with that status. Consultant agrees, as an independent contractor, that neither she nor her employees are entitled to unemployment benefits in the event this Agreement terminates, or workers’ compensation benefits in the event that Consultant, or any employee of Consultant, is injured in any manner while performing obligations under this Agreement. Consultant will be solely responsible to pay any and all local, state, and/or federal income, social security and unemployment taxes for Consultant and her employees. The Client will not withhold any taxes or prepare W-2 Forms for Consultant, but will provide Consultant with a Form 1099, if required by law. Consultant is solely responsible for, and will timely file all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement, except as provided herein. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant with the appropriate taxing authorities, as required by law.
9.No Employee Benefits. Subject to Consultant’s ability to receive reimbursements from Client for COBRA per Section 3(b) of the Separation Agreement, Consultant acknowledges and
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agrees that neither she nor anyone acting on her behalf shall receive any employee benefits of any kind from the Client. Consultant (and Consultant’s agents, employees, and subcontractors) is excluded from participating in any fringe benefit plans or programs as a result of the performance of services under this Agreement, without regard to Consultant’s independent contractor status. In addition, Consultant (on behalf of herself and on behalf of Consultant’s agents, employees, and contractors) waives any and all rights, if any, to participation in any of the Client’s fringe benefit plans or programs including, but not limited to, health, sickness, accident or dental coverage, life insurance, disability benefits, severance, accidental death and dismemberment coverage, unemployment insurance coverage, workers’ compensation coverage, and pension or 401(k) benefit(s) provided by the Client to its employees.
10.Expenses and Liabilities. Consultant agrees that as an independent contractor, she is solely responsible for all expenses (and profits/losses) she incurs in connection with the performance of services, except for reasonable expenses relating to hotel and travel costs related to services hereunder which the Company shall reimburse in accordance with its expense reimbursement practices upon receipt of documentation of such incurred expenses. Consultant understands that she will not be reimbursed for any supplies, equipment, or operating costs, nor will these costs of doing business be defrayed in any way by the Client. In addition, the Client does not guarantee to Consultant that fees derived from Consultant’s business will exceed Consultant’s costs.
11.Non-Exclusivity. The Client reserves the right to engage other consultants to perform services, without giving Consultant a right of first refusal or any other exclusive rights. Consultant reserves the right to perform services for other persons, provided that the performance of such services do not conflict or interfere with services provided pursuant to or obligations under this Agreement.
12.No Conflict of Interest. During the term of this Agreement, unless written permission is given by the Client’s Chief Executive Officer, Consultant will not accept work, enter into a contract, or provide services to any third party that provides products or services which compete with the products or services provided by the Client nor may Consultant enter into any agreement or perform any services which would conflict or interfere with the services provided pursuant to or the obligations under this Agreement. Consultant warrants that there is no other contract or duty on her part that prevents or impedes Consultant’s performance under this Agreement. Consultant agrees to indemnify Client from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.
13.Confidential Information. Consultant agrees to hold Client’s Confidential Information (as defined below) in strict confidence and not to disclose such Confidential Information to any third parties. Consultant also agrees not to use any of Client’s Confidential Information for any purpose other than performance of Consultant’s services hereunder. “Confidential Information” as used in this Agreement shall mean all information disclosed by Client to Consultant, or otherwise, regarding Client or its business obtained by Consultant pursuant to services provided under this Agreement that is not generally known in the Client’s trade or industry and shall include, without limitation, (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or
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products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; and (d) any information regarding the skills and compensation of employees, contractors or other agents of the Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business. Consultant’s obligations set forth in this Section shall not apply with respect to any portion of the Confidential Information that Consultant can document by competent proof that such portion: (i) is in the public domain through no fault of Consultant; (ii) has been rightfully independently communicated to Consultant free of any obligation of confidence; or (iii) was developed by Consultant independently of and without reference to any information communicated to Consultant by Client. In addition, Consultant may disclose Client’s Confidential Information in response to a valid order by a court or other governmental body, as otherwise required by law. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of such Confidential Information. Consultant’s duty of confidentiality under this Agreement does not amend or abrogate in any manner Consultant’s continuing duties under any prior agreement between Consultant and Client.
14.Term and Termination.
14.1Term. The term of this Agreement will expire on September 15, 2021 (the “Consulting Period”), unless earlier terminated as provided in this Agreement.
14.2Termination.
(a)Termination upon Notice. Either party may terminate this Agreement for any reason, or no reason, upon thirty (30) days’ advance written notice.
(b)Termination upon Breach. The Client may terminate this Agreement before its expiration immediately if the Consultant materially breaches the Agreement. The parties agree that a “Material Breach” by Consultant shall occur if she: (i) fails to abide by any recognized professional standard, including any ethical standard; (ii) fails to provide services as reasonably requested by the Client’s Chief Executive Officer; (iii) secures other full-time employment that prohibits her ability to provide services to the Client; (iv) breaches any other material obligations of this Agreement; or (v) violates local, state, or federal laws.
14.3Effect of Termination. Upon any termination or expiration of this Agreement, Consultant (i) shall immediately discontinue all use of Client’s Confidential Information delivered under this Agreement; (ii) shall delete any such Client Confidential Information from Consultant’s computer storage or any other media, including, but not limited to, online and off-line libraries; and (iii) shall return to Client, or, at Client’s option, destroy, all copies of such Confidential Information then in Consultant’s possession. In the event the Client terminates this Agreement, or if Consultant terminates this Agreement, Consultant will not receive any additional consulting fees or other compensation for services performed after the date of termination.
14.4Survival. The rights and obligations contained in Sections 3-6, 8-9, 12-13, 14.3, 14.4, and 15-21 will survive any termination or expiration of this Agreement.
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15.Successors and Assigns. Consultant may not subcontract or otherwise delegate her obligations under this Agreement without Client’s prior written consent. Client may assign this Agreement. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s subcontractors or delegatees.
16.Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by overnight courier upon written verification of receipt; or (ii) by telecopy, email, or facsimile transmission upon acknowledgment of receipt of electronic transmission. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing.
17.Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Massachusetts, as such laws are applied to agreements entered into and to be performed entirely within the Commonwealth of Massachusetts between Massachusetts residents. Any suit involving this Agreement shall be brought in a court sitting in the Commonwealth of Massachusetts. The parties agree that venue shall be proper in such courts, and that such courts will have personal jurisdiction over them.
18.Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.
19.Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.
20.Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate and attorneys’ fees).
21.Entire Agreement. This Agreement and the Separation Agreement constitutes the entire understanding of the parties relating to the subject matter and supersedes any previous oral or written communications, representations, understanding, or agreement between the parties concerning such subject matter; provided however, if the parties have entered into any separate agreements governing the previous employment relationship between the parties, then such agreements may have provisions that survive the termination of Consultant’s relationship with Client under this Agreement, may be amended or superseded without regard to this Agreement, and are enforceable according to their terms without regard to the enforcement provision of this Agreement. This Agreement shall not be changed, modified, supplemented or amended except by express written agreement signed by Consultant and the Client.
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In Witness Whereof, the parties have executed this Agreement effective as of the date first written above.

[Signature Page to Follow]

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CLIENT:

Keros Therapeutics, Inc.

By:	/s/ Jasbir Seehra

	Name:	Jasbir Seehra
	Title:	Chief Executive Officer

Email:

Address:		99 Hayden Ave.,
Building E, Suite 120
Lexington, MA 02421

CONSULTANT:

Claudia Ordonez
Name of Consultant (Please Print)

/s/ Claudia Ordonez
Signature

[***]
Email

Address:	[***]

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Exhibit B
How to File for Unemployment Insurance Benefits (Form 0590A)
[Attached.]

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Exhibit C
Employee Confidential Information and Invention Assignment Agreement
[Attached.]
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